Exhibit 10.10

August 28, 2008

Wolverine Tube, Inc.

200 Clinton Avenue, Suite 1000

Huntsville, Alabama 35801

Wolverine Joining Technologies, LLC

235 Kilvert Street

Warwick, Rhode Island 02886

Ladies and Gentlemen:

Reference is hereby made to that certain CONSIGNMENT AGREEMENT (the “Consignment Agreement”), dated as of February 16, 2007, by and between HSBC BANK USA, NATIONAL ASSOCIATION, a bank organized under the laws of the United States of America with offices at 452 Fifth Avenue, New York, New York 10018 (“HSBC”); and WOLVERINE TUBE, INC., a Delaware corporation with its principal place of business at 200 Clinton Avenue, Suite 1000, Huntsville, Alabama 35801 (“Wolverine Tube”), and WOLVERINE JOINING TECHNOLOGIES, LLC, a Delaware limited liability company and successor by merger to WOLVERINE JOINING TECHNOLOGIES, INC., a Delaware corporation with its principal place of business at 235 Kilvert Street, Warwick, Rhode Island 02886 (“Wolverine Joining”) (Wolverine Tube and Wolverine Joining are hereinafter sometimes referred to individually as a “Company” and collectively as the “Companies”). All capitalized terms used herein without definition shall have the meanings assigned by the Consignment Agreement.

Paragraph 7.7(a) of the Consignment Agreement provides that the Companies must comply with all provisions of the Credit Agreement, as amended from time to time. At the request of the Companies and contingent upon receipt by the Companies of a corresponding waiver from Wachovia Bank, N.A., HSBC waives any Events of Default arising under the Consignment Agreement as a result of (a) any Default or Event of Default (both as defined in the Credit Agreement) arising under Section 11.1(c)(i) of the Credit Agreement as a result of a violation of Section 8.3 of the Credit Agreement for the fiscal quarter ending June 29, 2008; and (b) any Default or Event of Default (both as defined in the Credit Agreement) arising under Section 11.1(e) of the Credit Agreement as a result of the occurrence of an amortization event, termination event, event of default or other similar event under the Permitted Securitization (as defined in the Credit Agreement) prior to the date of this waiver.

In addition, at the request of the Companies, HSBC waives the Event of Default (as defined in the Consignment Agreement) resulting from the failure of the Companies to deliver a copy of Wolverine Tube’s Quarterly Report on Form 10-Q filed with the United States Securities and Exchange Commission to HSBC within sixty (60) days after June 29, 2008.

Wolverine Tube, Inc.

Wolverine Joining Technologies, LLC

August 28, 2008

HSBC shall not have an obligation hereunder to forbear from legal action or the exercise of creditor remedies if, after the date hereof, the Companies shall fail to comply with the provisions of the Consignment Agreement or any other document evidencing or securing the obligations and indebtedness of the Companies to HSBC or if there shall be in existence on the date hereof or any date in the future any other default by the Companies in their obligations to HSBC. This waiver is made without prejudice to any and all other rights and remedies HSBC may have under applicable law or under any other document evidencing or securing any obligation of the Companies to HSBC, except as expressly limited hereby. In addition, the foregoing waiver is strictly limited as set forth herein and shall not be construed as a precedent for any other waiver, including without limitation, any future waiver of the provision listed herein. The absence of any specific waiver of any of the foregoing Events of Default on any prior date shall not be construed as a basis for any additional or other present or future waiver of any provision of the Consignment Agreement or any document or instrument securing the Consignment Agreement.

This waiver may be executed with one or more counterparts hereof, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Very truly yours,

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ John M. Regan
Title:	Vice President

Acknowledged and Agreed to:

WOLVERINE TUBE, INC.

By:	/s/ David A. Owen
Title:	Chief Financial Officer

WOLVERINE JOINING TECHNOLOGIES, LLC

By:	/s/ David A. Owen
Title:	Vice President and Treasurer